Exhibit 10.2(b)

English Translation / Reference Purpose Only

AMENDMENT TO THE REVOLVING LINE AGREEMENT (B)

Spansion Japan Limited (formerly FASL JAPAN LIMITED, the “Borrower”) and the financial institutions set forth as Lenders B in the Schedule attached to this Amendment Agreement (as defined below) (respectively referred to as a “Lender B,” and collectively referred to as “All Lenders B”) and MIZUHO CORPORATE BANK, LTD. acting as the agent (the “Agent”) agree to the following (this “Amendment Agreement”) with respect to the amendment of the Revolving Line Agreement (B) (the “Original Loan Agreement”) entered into as of March 25, 2005 by and between the parties hereto. Unless otherwise provided for in this Amendment Agreement, the terms used in this Amendment Agreement shall have the same meanings as defined in the Original Loan Agreement.

1.	AMENDMENT TO THE ORIGINAL LOAN AGREEMENT

1.1	Pursuant to the provisions of Clause 30 of the Original Loan Agreement, the Agent, the Borrower and All Lenders B agree that the Commitment Amount B and Commitment Ratio B relating to each Lender B under Section 3 of Schedule 1 attached to the Original Loan Agreement are amended as provided in the Schedule attached to this Amendment Agreement. The amendments are effective as of September 26, 2005; they do not have retroactive effect to invalidate any actions that have already been taken under the Original Loan Agreement before the amendment.

1.2	Pursuant to the provisions of Clause 30 of the Original Loan Agreement, the Agent, the Borrower and All Lenders B agree to amend the Original Loan Agreement by newly adding to the Original Loan Agreement the Clauses as shown in the “Clause” columns in the following table. These amendments are effective as of the date of this Amendment Agreement; they do not have retroactive effect to invalidate any actions that have already been taken under the Original Loan Agreement before the amendment.

Clause	Provisions
Clause 34 (iii)	The Lender B may, by giving a prior written notice to the Borrower through the Agent on or before ten (10) Business Days prior to each Final Date of Commitment Fee B Calculation Period (excluding the last Commitment Fee B Calculation Period) (provided, however, that if that day falls on a day other than a Business Day, the following Business Day will be the Final Date of Commitment Fee B Calculation Period, and this applies in this Clause with respect to the definition of the “Final Date of Commitment Fee Calculation Period”), reduce a part of, or extinguish all of, the Commitment Amount B as of the day immediately following the applicable Final Date of Commitment Fee B Calculation Period even if the debts of the Borrower have not become immediately due and payable pursuant to Clause 24; provided, however, that the reduction or extinguishment may only be effected to the extent that the Commitment Amount B relating to each Lender B does not fall below the principal amount of the Outstanding Individual Loan B Money relating to that Lender B, and provided further, that the reduction of a part of, or extinguishment of all of, the Commitment Amount B will not affect the existing Loan B unless approved in writing by the Borrower. The Lender B and the Agent may give notice under this Item when: (a) All Lenders B agree in writing, in the case that the Commitment Ratio B of each Lender B is to change as a result of the reduction of a part of the Commitment Amount B; or (b) the Majority Lenders B agree in writing, in the cases other than that as described in (a) above, and if a part of the Commitment Amount B is reduced pursuant to this Item, the amount of reduction in the Commitment Amount B relating to each Lender B shall be as specified in the notice given by the Agent.

Clause 34 (iv)	The Borrower may, by giving a written notice to the Agent on or before ten (10) Business Days prior to each Final Date of Commitment Fee B Calculation Period (excluding the last Commitment Fee B Calculation Period), reduce a part of, or extinguish all of, the Commitment Amount B as of the day immediately following the applicable Final Date of Commitment Fee B Calculation Period: provided, however, that the reduction or extinguishment may only be effected to the extent that the Commitment Amount B relating to each Lender B does not fall below the principal amount of the Outstanding Individual Loan B Money relating to that Lender B, and provided further that the reduction of a part of, or extinguishment of all of, the Commitment Amount B will not affect the existing Loan B unless approved in writing by the Agent and All Lenders B. When a part of the Commitment Amount B is reduced pursuant to this Item, the amount of reduction in the Commitment Amount B relating to each Lender B shall be determined in accordance with the Commitment Ratio B of each Lender B at the time the Borrower’s notice is given unless All Lenders B agree in writing to the change of the Commitment Ratio B of that Lender B.

Clause 34 (v)	If a part of the Commitment Amount B is reduced pursuant to Clause 34 (iii) or 34 (iv), the Commitment Ratio B of each Lender B after the reduction shall be revised in accordance with the proportion of the revised Commitment Amount B of each Lender B to the revised Commitment Amount B. If all of the Commitment Amount B is extinguished pursuant to Clause 34 (iii) or 34 (iv), this Agreement will terminate (provided, however, that until the Borrower completes the performance of all obligations it has under this Agreement, the relevant provisions of this Agreement regarding the performance of those obligations will remain in full force and effect.)

2.	EFFECTIVENESS OF THE ORIGINAL LOAN AGREEMENT

Except for the matters provided for in the preceding Clause 1, the Clauses in the Original Loan Agreement will remain effective.

3.	OTHER MATTERS

3.1	This Amendment Agreement shall be governed by, and construed in accordance with, the laws of Japan.

3.2	The Tokyo District Court shall have jurisdiction as the court of first instance with respect to any action or other dispute arising out of or in connection with this Amendment Agreement, unless the exclusive jurisdiction is otherwise prescribed by law.

3.3	The parties hereto shall resolve any matters not provided for in this Amendment Agreement or doubts as to the meaning of the provisions of this Amendment Agreement upon mutual consultation in good faith.

IN WITNESS WHEREOF, the parties have caused one (1) copy of this Amendment Agreement to be signed and sealed, and the Agent has retained the original and has distributed one (1) copy thereof to each of the Borrower and All Lenders B.

September 7, 2005

THE BORROWER:

By:	[seal]
Spansion Japan Limited

(Amendment Agreement to the Revolving Line Agreement (B) dated September 7, 2005)

LENDER B AND AGENT:

By:	[seal]
MIZUHO CORPORATE BANK, LTD.

(Amendment Agreement to the Revolving Line Agreement (B) dated September 7, 2005)

LENDER B:

By:	[seal]
SHINKIN CENTRAL BANK

(Amendment Agreement to the Revolving Line Agreement (B) dated September 7, 2005)

LENDER B:

By:	[seal]
THE BANK OF YOKOHAMA, LTD.

(Amendment Agreement to the Revolving Line Agreement (B) dated September 7, 2005)

LENDER B:

By:	[seal]
THE NORINCHUKIN BANK

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